                                                                   EXHIBIT 3.1

                                 AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                                      AXIOM INC.

                       (formerly Securicor Communications Inc.)


    Axiom Inc., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
    1.   That the name of the Corporation is Axiom Inc.
    2. That the Corporation is the surviving corporation in the merger of its predecessor, Axiom Inc., a Delaware corporation (the "Predecessor Corporation") and Securicor Telesciences, Inc. (the "Subsidiary"). The original Certificate of Incorporation of the Predecessor Corporation, under the name Securicor Communications Inc., was filed with the Secretary of State of the State of Delaware on June 29, 1994
    3. That the Certificate of Incorporation of the Predecessor Corporation, is hereby amended in its entirety and restated, pursuant to Section 245 of the General Corporation Law of the State of Delaware, as follows:

    FIRST:  The name of the Corporation is:

                                      Axiom Inc.


    SECOND:  The address of its registered office in the State of Delaware is:
Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is: THE CORPORATION TRUST COMPANY.

    THIRD: The nature of the business or purposes to be conducted or promoted is:

    To have unlimited power to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


    FOURTH:

         Section 1. Capital Stock Authorized. The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 consisting of: (i) 25,000,000 shares of Common Stock, par value $.01 per share; and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").


         Section 2. Provisions Applicable to All Classes and Series of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular class or series of Preferred Stock, the designations, preferences and relative, participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such class or series.

    Section 3.     Provisions Applicable to Common Stock

         (a) After the requirements with respect to preferential dividends upon the Preferred Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Preferred Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.


    FIFTH: The Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation; provided that the Board of Directors shall not be permitted to amend Section 2-7, Section 3-10 or Article X of the by-laws without the affirmative vote of shares entitled to cast two-thirds of all votes entitled to be cast in an election of directors (whether or not holders of such shares are present in person or represented by proxy at the meeting).


    SIXTH:  Elections of directors need not be by written ballot.

    SEVENTH: Any action to be taken by the stockholders of the Corporation shall be taken at an annual or special meeting of the stockholders and shall not be effected without a meeting by consent in writing under Section 228 of the General Corporation Law of the State of Delaware or otherwise.

    EIGHTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

    NINTH:     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    3. That the foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and that written consent thereto was given by the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, AXIOM INC. has caused this Amended and Restated Certificate of Incorporation to be executed in its name by its President this
     day of       1997.



                                          ----------------------------------
                                          Andrew P. Maunder
                                          President